Exhibit 99

ROCKY BRANDS, INC.

Company Contact:	Jim McDonald
Chief Financial Officer
(740) 753-1951

Investor Relations:	ICR, Inc.
Brendon Frey
(203) 682-8200

ROCKY BRANDS, INC. ANNOUNCES FIRST QUARTER FISCAL 2010 RESULTS
First Quarter Sales Increased 12% to $56.1 Million
Funded Debt Decreased $39.5 Million, or 46% to $46.7 Million
Company Improves First Quarter Diluted Loss Per Share by 50% to ($0.10)

NELSONVILLE, Ohio, April 22, 2010 – Rocky Brands, Inc. (Nasdaq: RCKY) today announced financial results for its first quarter ended March 31, 2010.

For the first quarter of 2010, net sales increased 12.0% to $56.1 million versus net sales of $50.1 million in the first quarter of 2009. The Company reported a net loss of $0.6 million, or ($0.10) per diluted share versus a net loss of $1.1 million, or ($0.20) per diluted share a year ago.

Mike Brooks, Chairman and Chief Executive Officer, commented, “Our first quarter results were above internal and external projections driven by higher sales in our wholesale and military segments combined with improved operating expense leverage. Our performance was also highlighted by a significant reduction in our debt levels, which, at the end of the first quarter, were down 46%, or $39.5 million versus the same date a year ago. With regard to our bottom line, the seasonality of our business makes it difficult to realize positive earnings during the first quarter which is typically our lowest volume sales quarter. However, we are confident that the steps we have taken to right size both our wholesale and retail platforms, combined with our initiatives aimed at expanding revenues will result in improved profitability year-over-year during the remainder of this year.”

First Quarter Review

Net sales for the first quarter increased 12.0% to $56.1 million compared to $50.1 million a year ago. Wholesale sales for the first quarter increased 5.2% to $37.9 million compared to $36.0 million for the same period in 2009. The increase in wholesale sales was primarily driven by increases in our work and categories. Retail sales for the first quarter were $12.9 million compared to $13.7 million for the same period last year. The modest decline in retail sales was the result of the ongoing transition to more Internet driven transactions and the decision to remove a portion of our Lehigh mobile stores from operations to help lower costs as discussed below. Military segment sales for the first quarter increased to $5.2 million versus $0.3 million for the same period in 2009.

Gross margin in the first quarter of 2010 was $18.8 million, or 33.4% of sales compared to $20.1 million, or 40.1% for the same period last year.  The decrease in gross margin as a percentage of sales was primarily attributable to lower wholesale gross margins due to increased manufacturing costs versus a year ago, and an increase in sales in our military segment which carry lower gross margins than our retail and wholesale segments. We currently project gross margins to increase sequentially over the next three quarters as costs per pair in our factories decrease as a result of increased production schedules.

Selling, general and administrative (SG&A) expenses decreased $1.9 million or 9.6% to $18.0 million, or 32.1% of sales for the first quarter of 2010 compared to $19.9 million, or 39.8% of sales a year ago. The decrease in SG&A expenses was primarily the result of a reduction in salaries & benefits, bad debt expense and Lehigh store expenses.

Income from operations was $0.7 million, or 1.3% of net sales for the period compared to $0.1 million, or 0.3% of net sales, in the prior year.

Interest expense decreased 7.3% to $1.6 million for the first quarter of 2010 versus $1.8 million for the same period last year. The decrease is primarily the result of a reduction in average borrowings.

The Company’s funded debt decreased $39.5 million, or 45.8% to $46.7 million at March 31, 2010 versus $86.2 million at March 31, 2009.

Inventory decreased $25.3 million, or 32.3%, to $53.1 million at March 31, 2010 compared with $78.4 million on the same date a year ago.

The Company’s accounts receivable decreased $7.5 million, or 15.8% to $40.0 million at March 31, 2010 versus $47.5 million at March 31, 2009.

Conference Call Information

The Company’s conference call to review first quarter fiscal 2010 results will be broadcast live over the internet today, Thursday, April 22, 2010 at 4:30 pm Eastern Time.  The broadcast will be hosted at www.rockybrands.com.

About Rocky Brands, Inc.

Rocky Brands, Inc. is a leading designer, manufacturer and marketer of premium quality footwear and apparel marketed under a portfolio of well recognized brand names including Rocky®, Georgia Boot®, Durango®, Lehigh®, and the licensed brands Dickies®, Michelin® and Mossy Oak®.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. Those statements include, but may not be limited to, all statements regarding intent, beliefs, expectations, projections, forecasts, and plans of the Company and its management, and include statements in this press release regarding expanding revenues and improved profitability (paragraph 3) and increasing gross margins, decreasing costs, and increased production schedules (paragraph 5).  These forward-looking statements involve numerous risks and uncertainties, including, without limitation, the various risks inherent in the Company’s business as set forth in periodic reports filed with the Securities and Exchange Commission, including the Company’s annual report on Form 10-K for the year ended December 31, 2009 (filed March 2, 2010).  One or more of these factors have affected historical results, and could in the future affect the Company’s businesses and financial results in future periods and could cause actual results to differ materially from plans and projections. Therefore there can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the Company, or any other person should not regard the inclusion of such information as a representation that the objectives and plans of the Company will be achieved. All forward-looking statements made in this press release are based on information presently available to the management of the Company. The Company assumes no obligation to update any forward-looking statements.

Rocky Brands, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets

	March 31, 2010	December 31, 2009	March 31, 2009
	Unaudited		Unaudited
ASSETS:

CURRENT ASSETS:
Cash and cash equivalents	$3,517,629	$1,797,093	$3,321,903
Trade receivables – net	39,994,342	45,831,558	47,488,146
Other receivables	1,216,568	1,476,643	1,806,231
Inventories	53,123,111	55,420,467	78,432,082
Deferred income taxes	1,475,694	1,475,695	2,167,966
Income tax receivable	420,150	-	1,440,697
Prepaid expenses	2,036,965	1,309,138	2,137,625
Total current assets	101,784,459	107,310,594	136,794,650
FIXED ASSETS – net	22,540,705	22,669,876	24,316,954
IDENTIFIED INTANGIBLES	30,519,994	30,516,910	30,883,011
OTHER ASSETS	2,817,110	2,892,683	4,005,577
TOTAL ASSETS	$157,662,268	$163,390,063	$196,000,192

LIABILITIES AND SHAREHOLDERS' EQUITY:

CURRENT LIABILITIES:
Accounts payable	$8,916,985	$6,781,534	$10,443,348
Current maturities – long term debt	520,067	511,870	488,271
Accrued expenses:
Taxes - other	468,119	440,223	508,430
Income Tax Payable	-	26,242	-
Other	6,425,516	5,226,749	5,376,723
Total current liabilities	16,330,687	12,986,618	16,816,772

LONG TERM DEBT – less current maturities	46,225,039	55,079,776	85,710,049
DEFERRED INCOME TAXES	9,071,639	9,071,639	9,438,921
DEFERRED LIABILITIES	3,824,702	3,774,356	3,995,754

TOTAL LIABILITIES	75,452,067	80,912,389	115,961,496

SHAREHOLDERS' EQUITY:
Common stock, no par value;
25,000,000 shares authorized; issued and outstanding March
31, 2010 - 5,605,537; December 31, 2009 - 5,576,465;
March 31, 2009 - 5,547,215	54,801,424	54,598,104	54,380,256

Accumulated other comprehensive loss	(3,127,193)	(3,217,144)	(3,142,331)
Retained earnings	30,535,970	31,096,714	28,800,771

Total shareholders' equity	82,210,201	82,477,674	80,038,696

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$157,662,268	$163,390,063	$196,000,192

 Rocky Brands, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended
	March 31,
	2010	2009
NET SALES	$56,078,986	$50,064,561

COST OF GOODS SOLD	37,322,137	29,972,073

GROSS MARGIN	18,756,849	20,092,488

SELLING, GENERAL AND
ADMINISTRATIVE EXPENSES	18,024,687	19,946,128

INCOME FROM OPERATIONS	732,162	146,360

OTHER INCOME AND (EXPENSES):
Interest expense	(1,644,591)	(1,773,930)
Other – net	36,685	(124,566)
Total other - net	(1,607,906)	(1,898,496)

LOSS BEFORE INCOME TAXES	(875,744)	(1,752,136)

INCOME TAX BENEFIT	(315,000)	(631,000)

NET LOSS	$(560,744)	$(1,121,136)

LOSS PER SHARE
Basic	$(0.10)	$(0.20)
Diluted	$(0.10)	$(0.20)

WEIGHTED AVERAGE NUMBER OF
COMMON SHARES OUTSTANDING
Basic	5,603,125	5,546,541
Diluted	5,603,125	5,546,541